REPORT OF
  INDEPENDENT CERTIFIED PUBLIC
  ACCOUNTANTS



  To the Shareholders and Board of Trustees of
  Kayne Anderson Mutual Funds
  Los Angeles, California


  We have audited the accompanying
statements of
  assets and liabilities of Kayne Anderson
Mutual
  Funds (comprising, respectively, the Rising
  Dividends Fund, the Small Cap Rising
Dividends
  Fund, the International Rising Dividends
Fund, the
  Intermediate Total Return Bond Fund, and
the
  California Intermediate Tax-Free Fund),
including
  the portfolios of investments, as of
December 31,
  1999, and the related statements of
operations for
  the year then ended, the statements of
changes in
  net assets for each of the two years in the
period
  then ended, and the financial highlights for
each of
  the three years in the period then ended.
These
  financial statements and financial highlights
are the
  responsibility of the Fund's management.
Our
  responsibility is to express an opinion on
these
  financial statements and financial highlights
based
  on our audits.  The financial highlights for
each of
  the periods ended December 31, 1996 and
1995
  were audited by other auditors whose report dated
  February 4, 1997 expressed an unqualified opinion
  on the financial highlights.

  We conducted our audits in accordance with generally accepted auditing standards.
Those
  standards require that we plan and perform the
  audits to obtain reasonable assurance about whether the financial statements and financial
  highlights are free of material misstatement.
An
  audit includes examining, on a test basis, evidence
  supporting the amounts and disclosures in the
  financial statements.  Our procedures
included
  confirmation of securities owned as of
December
  31, 1999, by correspondence with the
custodian
  and brokers.  An audit also includes
assessing the
  accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide
a
  reasonable basis for our opinion.

  In our opinion, the financial statements and financial
  highlights referred to above present fairly, in all
  material respects, the financial position of each of the
  Funds comprising Kayne Anderson Mutual
Funds as
  of December 31, 1999, the results of their operations
  for the year then ended, the changes in their net
  assets for each of the two years in the period then
  ended, and the financial highlights for each of the
  three years in the period then ended in
conformity
  with generally accepted accounting
principles.





  BRIGGS, BUNTING & DOUGHERTY,
LLP


  Philadelphia, Pennsylvania
  January 28, 2000